KeyCorp Second Quarter 2021 Earnings Review July 20, 2021 Chris Gorman Chairman and Chief Executive Officer Don Kimble Vice Chairman and Chief Financial Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control.) Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2020 and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “cash efficiency ratio,” and “pre-provision net revenue.” Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation, or page 46 of our Form 10-Q dated March 31, 2021. GAAP: Generally Accepted Accounting Principles 2

2Q21 Highlights

Financial Results

- Positive operating leverage YTD; on track to achieve positive operating leverage for FY2021
- Record second quarter revenue, driven by an 8% YoY increase in noninterest income
- Record second quarter and second all-time high investment banking and debt placement fees of $217MM, up 39% YoY
- Record consumer loan originations of over $4Bn from consumer mortgage and Laurel Road

Growth Drivers

- Broad-based growth across the franchise
  - Continued growth in retail households (record YTD net new households) and commercial clients
  - Raised $21Bn of capital for commercial clients in 2Q21; ~20% retained on balance sheet
  - Successful launch of Laurel Road for Doctors National Digital Bank
- Continued investments for growth: increased senior bankers 5% YTD in targeted areas, including renewable energy investment banking team
- Balancing physical infrastructure with digital delivery: 54 branches consolidated in 2Q21

Credit Quality & Capital

- Strong credit quality: nonperforming loans, net charge-offs, and criticized loans all down from PQ
  - Net charge-offs to average loans of 9 bps
- Strong capital position: CET1 ratio of 9.9% [(a)] – above targeted range
- Announced new common share repurchase authorization of up to $1.5Bn (3Q21-3Q22) and Board will evaluate an increase to the common stock dividend in 4Q21

(a) 6/30/21 ratio is estimated

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Financial Review 4

Financial Highlights EOP = End of Period (a) Non-GAAP measure: see Appendix for reconciliations (b) 6/30/21 ratios are estimated EPS – assuming dilution $ .72 $ .61 $ .16 18% 350 % Cash efficiency ratio(a) 59.9% 60.3% 57.9% (40) bps 200 bps Return on average tangible common equity(a) 22.3 18.2 5.0 410 N/M Return on average total assets 1.63 1.44 .45 19 118 Net interest margin 2.52 2.61 2.76 (9) (24) Common Equity Tier 1(b) 9.9% 9.9% 9.1% - bps 80 bps Tier 1 risk-based capital(b) 11.3 11.3 10.5 - 90 Tangible common equity to tangible assets(a) 7.4 7.5 7.6 (10) (20) NCOs to average loans .09% .46% .36% (37) bps (27) bps NPLs to EOP portfolio loans .69 .72 .72 (3) (3) Allowance for credit losses to EOP loans 1.36 1.60 1.80 (24) (44) Asset Quality Profitability Continuing operations, unless otherwise noted 2Q21 1Q21 2Q20 LQ ∆ Y/Y ∆ Capital 5

Loans $ in billions vs. Prior Year Total Average Loans Highlights  Average loans down 7% from 2Q20 − Balances reflect $7.5Bn of average PPP balances in 2Q21 − Commercial balances reflect decreased utilization, partially offset by an increase in PPP balances − Consumer loan growth (+9%) driven by consumer mortgage and Laurel Road vs. Prior Quarter  Average loans relatively stable compared to 1Q21 − Commercial balances reflect the forgiveness of PPP loans ($2.8Bn) and lower commercial utilization rates − Record consumer loan originations of >$4Bn $ in billions Portfolio Detail $6 $7 $8 33% 27% 20.00% 30.00% 40.00% $60 $70 $80 $90 $100 $110 2Q20 3Q20 4Q20 1Q21 2Q21 $108 $101 C&I line utilizationTotal average loans $60 $52 2Q20 2Q21 ConsumerC&I $28 $30 2Q20 2Q21 6 PPP $101

$48.6 $84.0 $6.9 $4.8 0.30% 0.43% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% $0 $20 $40 $60 $80 $100 $120 $140 $160 2Q20 3Q20 4Q20 1Q21 2Q21 Cost of total interest-bearing deposits  Average deposit balances up 5% from 1Q21 − Broad-based commercial growth and higher consumer balances − Partially offset by a continued decline in time deposits 2Q21 Average Deposit Mix  Average deposits up 13% from 2Q20 − Growth from consumer and commercial relationships − Partially offset by decline in time deposits as a result of lower interest rates Cost of total deposits CDs and other time deposits Savings Noninterest-bearing NOW and MMDA $ in billions $ in billions vs. Prior Year vs. Prior Quarter Consumer Commercial $128 Average Deposits Highlights $144  Interest-bearing deposit costs down 2 bps from 1Q21, reflecting the ongoing impact of deposit pricing actions  Strong and stable deposit base − 34% noninterest-bearing(a) − ~60% stable retail and low-cost escrow − 70% loan to deposit ratio(b) (a) Based on period-end balances (b) Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits x 7 Deposits .07% .05%

2.76% 2.52% 2.0% 2.5% 3.0% 3.5% 4.0% $500 $600 $700 $800 $900 $1,000 $1,100 2Q20 3Q20 4Q20 1Q21 2Q21  Net interest income up $11MM (+1%) from 1Q21 − Largely reflecting the impact of higher earning asset balances, lower interest-bearing deposit costs, higher loan fees from PPP forgiveness, and one additional day in 2Q21 − Partially offset by elevated liquidity levels and lower earning asset yields TE = Taxable equivalent Net interest income (TE) Net Interest Margin (TE) Net Interest Income and Margin $ in millions; continuing operations vs. Prior Year vs. Prior Quarter $1,025 $1,023 Net Interest Income & Net Interest Margin Trend (TE ) Highlights x NIM Change vs. Prior Quarter 1Q21: 2.61% Elevated liquidity (.07) Earning asset yields (.04) Loan fees .02 Total change (.09) 2Q21: 2.52%  Net interest income relatively stable compared to 2Q20 − Largely driven by higher earning asset balances and loan fees − Offset by a lower net interest margin  Lower NIM driven by the impact from lower interest rates and elevated levels of liquidity 8

Noninterest Income

Noninterest Income

$ in millions up / (down)	2Q21	vs. 2Q20	vs. 1Q21
Trust and investment services income	$ 133	$ 10	$ 0
Investment banking and debt placement fees	217	61	55
Service charges on deposit accounts	83	15	10
Operating lease income and other leasing gains	36	(24)	(2)
Corporate services income	55	3	(9)
Cards and payments income	113	22	8
Corporate-owned life insurance	30	(5)	(1)
Consumer mortgage income	26	(36)	(21)
Commercial mortgage servicing fees	44	32	10
Other income	13	(20)	(38)
Total noninterest income	$ 750	$ 58	$ 12

Highlights

vs. Prior Year

- Noninterest income up $58MM (+8%) from 2Q20
  - Record second quarter of investment banking and debt placement fees (+$61MM)
  - Strength in commercial mortgage servicing fees (+$32MM)
  - Cards and payments income (+$22MM) reflects growth across product categories including debit, credit, and merchant products
  - Partially offset by lower consumer mortgage income (-$36MM) from lower gain on sale margins and lower operating lease income (-$24MM) due to gains from the sale of leveraged leases in 2Q20

vs. Prior Quarter

- Noninterest income up $12MM (+2%) from 1Q21
  - Higher investment banking and debt placement fees (+$55MM) driven by broad-based growth across the platform
  - Strong service charges on deposit accounts (+$10MM) and commercial mortgage servicing fees (+$10MM)
  - Partially offset by lower other income (-$38MM) due to market-related valuation adjustments

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Noninterest Expense

Noninterest Expense

$ in millions favorable / (unfavorable)	2Q21	vs. 2Q20	vs. 1Q21
Personnel	$ 623	$ (51)	$ 1
Net occupancy	75	(4)	1
Computer processing	71	(15)	2
Business services, professional fees	51	(2)	(1)
Equipment	25	-	-
Operating lease expense	31	3	3
Marketing	31	(7)	(5)
Intangible asset amortization	14	4	1
Other expense	155	9	(7)
Total noninterest expense	$ 1,076	$ (63)	$ (5)

2021 Investments – Driving Growth

- ✓ Growing Laurel Road
- ✓ Adding talent
- ✓ Strengthening analytics capabilities
- ✓ Balancing branch infrastructure with digital

Highlights

vs. Prior Year

- Noninterest expense up $63MM (+6%) from 2Q20
  - Expenses reflect investments across franchise in talent, analytics and digital
  - Higher personnel expense primarily related to higher incentive and stock-based compensation (+$48MM) related to fee production, as well as higher employee benefits (+$16MM)
  - Higher computer processing expenses (+$15MM) related to software investments across the platform

vs. Prior Quarter

- Noninterest expense relatively stable compared to 1Q21
  - Expenses reflect investments across franchise in talent, analytics and digital
  - Higher incentive and stock-based compensation (+$14MM) related to fee production was offset by a decline in employee benefits costs
  - Higher marketing expense (+$5MM) primarily related to Laurel Road for Doctors launch

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$96 $22 $482 $(222) .36% .09% (.40)% (.20)% .00% .20% .40% .60% .80% ($300) ($150) $0 $150 $300 $450 $600 2Q20 3Q20 4Q20 1Q21 2Q21 $ in millions Credit Quality $ in millions NCOs Provision for credit losses NCOs to avg loans $760 $694 .61% .69% .00% .40% .80% 1.20% 1.60% 2.00% $0 $300 $600 $900 2Q20 3Q20 4Q20 1Q21 2Q21 NPLs NPLs to period-end loans NCO = Net charge-off $1,906 $1,372 251% 198% 100% 150% 200% 250% 300% 350% 400% $0 $500 $1,000 $1,500 $2,000 $2,500 2Q20 3Q20 4Q20 1Q21 2Q21 Allowance for credit losses to NPLs Allowance for credit losses Nonperforming Loans 2Q21 allowance for credit losses to period-end loans of 1.36% (excl. PPP 1.44%) Allowance for Credit Losses (ACL) Net Charge-offs & Provision for Credit Losses $ in millions 11

Common Equity Tier 1 (a)  Strong capital position: CET1 ratio 9.9% (a) at 6/30/2021 – above targeted range  Strong capital return: − Repurchased $300MM common shares (under previous share repurchase authorization) − Maintained dividend of $.185 per common share in 2Q21  Announced new capital plans: − New common share repurchase authorization of up to $1.5Bn (3Q21-3Q22) − Board will evaluate an increase to the common stock dividend in 4Q21 Tangible Common Equity to Tangible Assets (b) (a) 6/30/21 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision (b) Non-GAAP measure: see Appendix for reconciliation 9.1% 9.9% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 2Q20 3Q20 4Q20 1Q21 2Q21 7.6% 7.4% 6.0% 7.0% 8.0% 9.0% 2Q20 3Q20 4Q20 1Q21 2Q21 Capital Highlights 12

FY2021 Outlook & Long -term Targets

	FY 2021 (vs. FY 2020)	
	Prior Guidance (as of 4/20/21)	Updated Guidance (as of 7/20/21)
Average Balance Sheet	• Loans: relatively stable • Deposits: up mid-single digit	• Loans: relatively stable • Deposits: up high-single digit
Net Interest Income (TE)	• Net interest income: up low-single digit (includes ongoing participation in PPP)	• Net interest income: relatively stable (includes ongoing participation in PPP)
Noninterest Income	• Noninterest income: up mid-single digit	• Noninterest income: up high-single/low-double digit
Noninterest Expense	• Noninterest expense: relatively stable	• Noninterest expense: up low-single digit
Credit Quality	• Net charge-offs to average loans: 35 - 45 bps	• Net charge-offs to average loans: 20 - 30 bps
Taxes	• GAAP tax rate: ~19%	• GAAP tax rate: ~20%

Guidance ranges: relatively stable: +/- 2%; low-single digit: 1% - 3%; mid-single digit: 4% - 6%; high-single digit 7% - 9%; low-double digit 10% - 12%

Long-term Targets

Positive operating leverage	Cash efficiency ratio: 54% - 56%	Moderate risk profile: Net charge-offs to avg. loans targeted range of 40-60 bps	ROTCE: 16% - 19%

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Appendix 14

Total Commercial Loans C&I $40 CRE $18 $ in billions 6/30/21 % of total loans Commercial and industrial $ 50.7 50 Commercial real estate 15.1 15 Commercial lease financing 4.1 4 Total Commercial $ 69.8 69% Commercial Loan Portfolio Detail  Solid middle market portfolio  Aligning bankers to areas of market opportunity and growth - investing in strategic hires with industry vertical expertise  High-quality borrowers  Small, stable leveraged portfolio: <2% of total loans Portfolio Highlights  Target specific client segments focused in 7 industry verticals  Experienced bankers with deep industry expertise  Focused on high quality clients  Credit quality metrics remain strong and stable − Disciplined, consistent underwriting − Active surveillance with ongoing portfolio reviews − Dynamic assessment of ratings migration  Strengthened credit risk profile with strategic exits and growth in targeted client segments to focus on relationships  Significantly scaled back construction portfolio from pre- recession (42% in 2008  14% in 2021)  Focused on relationships with owners and operators  Strategic focus in CDLI and multifamily Commercial Real Estate (CRE) Commercial & Industrial (C&I) Consumer Energy Healthcare Industrial Public Sector Real Estate Technology Targeted Industry Verticals ~80% commercial bank credit exposure from relationship(a) clients (a) Relationship client is defined as having two or more of the following: credit, capital markets, or payments 15

$2.2 $2.3 $2.5 $3.0 $3.7 2Q20 3Q20 4Q20 1Q21 2Q21 Origination Volume $706 $419 $590 $475 $399 2Q20 3Q20 4Q20 1Q21 2Q21 Origination Volume Portfolio Highlights  Prime & super prime client base focused on relationships  Continued consumer originations bring more balance to portfolio  Continuing to invest in digital to drive future growth weighted average FICO at origination Total Consumer Loans Consumer Loan Portfolio Detail C&I $40 CRE $18 $ in billions 6/30/21 % of total loans WA FICO at origination Consumer mortgage 12.1 12 768 Home equity 9.0 9 809 Consumer direct 5.0 5 788 Credit card 0.9 1 795 Consumer indirect 3.8 4 757(a) Total Consumer $ 30.9 31% 777 $ in millions East Other $ in billions  High-quality client base: primarily healthcare professionals  Launched Laurel Road for Doctors on 3/30/21: expands Key’s digital reach and consumer franchise nationally through targeted scale  2021 production levels were negatively impacted by the federal student loan payment holiday  Focused on prime/super-prime clients (FICO: 768)  Investing in digital capabilities to enhance client experience and improve efficiency  Continued momentum with record loan originations of $3.7Bn in 2Q21 and $8.3Bn in FY20 Laurel Road Consumer Mortgage Other East Other 777 16 (a) Indirect auto originations ceased in 4Q20; FICO score represents weighted average of remaining portfolio in 2Q21

Average Total Investment Securities Average AFS securities Investment Portfolio Average yield(a) Average HTM securities $ in billions Highlights 2.43% .50% 1.00% 1.50% 2.00% 2.50% 3.00% $0.0 $8.0 $16.0 $24.0 $32.0 $40.0 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 $31.0 $40.1 1.77% Securities Cash Flows (b) as a % of Total Securities Securities cash flows as a % of total securities(b) Mortgage rate(c) (a) Yield is calculated on the basis of amortized cost (b) Quarterly cash flows (c) Average 30-year Freddie Mac fixed mortgage rate  Portfolio used for funding and liquidity management ‒ Portfolio composed primarily of fixed-rate GNMA and GSE-backed MBS and CMOs ‒ Portfolio yield excluding short-term Treasury investments was 1.97%  Growth in average balances reflects redeployment of excess liquidity ‒ Added $7.5Bn in higher yielding Agency Mortgage Securities and Treasuries in 1Q21 ‒ Continue to evaluate alternatives to deploy additional excess cash into securities while also maintaining flexibility to capitalize on higher interest rates as the economy continues to recover  Strategically positioned the portfolio allocation t o provide greater yield stability in a lower interest rate environment: ‒ Grew allocation to bullet-like or locked-out cash flow securities backed by commercial mortgages ‒ Focused on investing in securities backed by residential and multi-family mortgage collateral with lower prepayment risks ‒ Limited exposure to net unamortized premiums on mortgage securities ‒ Quarterly mortgage security cash flows as a % of the portfolio increased a modest 4% with mortgage rates at historic lows  Portfolio average life of 5.9 years and duration of 5.8 years at 6/30/2021 (4.6 year duration including securities hedges) 17 4% 4% 5% 5% 7% 8% 8% 8% 6% 4.0% 3.7% 3.7% 3.5% 3.3% 3.0% 2.8% 2.9% 3.0% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21

Asset & Liability Management Positioning

Balanced approach to managing interest rate risk provides declining rate protection while maintaining significant upside to higher rates

2Q21 Balance Sheet Highlights (a)

Loan Composition



Other 8%
Fixed 41%
1M LIBOR 35%
Prime 10%
3M LIBOR 6%

Deposit Mix



Noninterest-bearing 34%
Interest-bearing 66%

- Attractive business model with relationship-oriented lending franchise
  - Distinctive commercial capabilities drive C&I growth and ~60% floating-rate loan mix (incl. PPP)
  - Laurel Road and consumer mortgage enhance fixed rate loan volumes with attractive client profile
- Strong, low-cost deposit base
  - ~60% stable retail and low-cost escrow
  - >85% from markets where Key maintains top-5 deposit or branch share
- $40Bn investment portfolio structured to provide greater yield stability in a lower rate environment
  - Higher allocation of bullet-like securities and mortgage collateral with lower prepayment risks and limited exposure to unamortized premiums

Actively Managing Interest Rate Risk Position

- Modest exposure to further rate declines with protection against negative interest rates
  - 90+% of existing Libor loan portfolio contain floors (at or above 0%), with floors incorporated into all new Libor loan contracts
  - Terminated $2.3Bn in short dated A/LM swaps and $3.4Bn in interest rate floors to lock in gains and provide additional upside to rising rates
- Substantial investment opportunities to monetize higher term rate levels
  - $20+ Bn in cash and short-term treasuries
- Total active hedge portfolio of $33.9Bn at 6/30/2021



2Q21
$22.1Bn
$7.9Bn
$3.9Bn
A/LM Swaps
Debt Swaps
Securities Hedges

- Continually evaluating opportunities to protect and enhance NII through new hedging and/or modifying existing positions

(a) Loan and deposit statistics based on 6/30/2021 ending balances

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Select Commercial Portfolio

Active Portfolio Surveillance

- Ongoing portfolio reviews
- Monitoring ratings migration
- Central reporting on enterprise-wide relief initiatives
- Established pandemic watchlist and ongoing review of commercial clients at risk
  - Evaluate business position as well as potential COVID implications

Portfolios in Focus

$ in millions	6/30/21 Outstandings	3/31/21 Outstandings	% of Total Loans as of 6/30
Consumer behavior [(a)]	$ 5,150	$ 5,112	5.1%
Education	1,645	1,557	1.6
Sports	616	664	.6
Restaurants	342	368	.3
Retail commercial real estate [(b)]	$ 383	$ 396	.4%
Nondurable retail [(c)]	$ 481	$ 595	.5%
Travel / Tourism [(d)]	$ 2,309	$ 2,440	2.3%
Hotels	707	767	.7
Leveraged lending [(e)]	$ 1,627	$ 1,674	1.6%
Oil and gas	$ 1,783	$ 1,792	1.8%
Upstream (reserve-based)	1,144	1,141	1.1
Midstream	392	389	.4
Downstream	59	58	N/M

Portfolios reviewed on a frequent and ongoing basis

Note: Approximately 2% of outstandings overlapped in multiple categories

(a) Consumer behavior includes restaurants, sports, entertainment and leisure, services, education, etc.
(b) Retail commercial real estate is mainly composed of regional malls, strip centers (unanchored) and lifestyle centers
(c) Nondurable retail includes direct lending to retailers including apparel, hobby shops, nursery garden centers, cosmetics, and gas stations with convenience stores
(d) Travel/Tourism includes hotels, tours, and air/water/rail leasing
(e) Leveraged lending exposures have total debt to EBITDA greater than four times or senior debt to EBITDA greater than three times and meet the purpose test (the new debt finances a buyout, acquisition, or capital distribution)

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Criticized Outstandings (a) to Period-end Total LoansDelinquencies to Period-end Total Loans Credit Quality Trends (a) Loan and lease outstandings (b) From continuing operations 30 – 89 days delinquent 90+ days delinquent .39% .19% .08% .07% .00% .20% .40% .60% .80% 2Q20 3Q20 4Q20 1Q21 2Q21 3.3% 4.0% .0% 2.0% 4.0% 6.0% 2Q20 3Q20 4Q20 1Q21 2Q21 Metric (b) 2Q21 1Q21 4Q20 3Q20 2Q20 Delinquencies to EOP total loans: 30-89 days .19% .19% .24% .33% .39 % Delinquencies to EOP total loans: 90+ days .07 .09 .08 .07 .08 NPLs to EOP portfolio loans .69 .72 .78 .81 .72 NPAs to EOP portfolio loans + OREO + Other NPAs .73 .78 .92 .97 .89 Allowance for credit losses to period-end loans 1.36 1.60 1.80 1.88 1.80 Allowance for credit losses to NPLs 197.7 222.0 232.2 232.4 250.8 Continuing operations Continuing operations 20

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs [b] / average loans (%)	Nonperforming loans	Ending allowance	Allowance / period-end loans (%)	Allowance / NPLs (%)
	6/30/21	2Q21	2Q21	2Q21	6/30/21	6/30/21	6/30/21	6/30/21
Commercial and industrial[a]	$ 50,672	$ 51,808	$ 9	.07%	$ 355	$ 499	.98%	140.56%
Commercial real estate:								
Commercial Mortgage	12,965	12,825	(2)	(.06)	66	227	1.75	343.94
Construction	2,132	2,149	-	-	-	35	1.64	-
Commercial lease financing[c]	4,061	4,060	-	-	7	34	.84	485.71
Real estate – residential mortgage	12,131	11,055	1	.04	99	86	.71	86.87
Home equity	9,047	9,089	3	.13	146	136	1.50	93.15
Consumer direct loans	5,049	4,910	5	.41	4	68	1.35	N/M
Credit cards	923	908	6	2.68	3	115	12.46	N/M
Consumer indirect loans	3,750	4,010	-	-	14	20	.53	142.86
Continuing total	$ 100,730	$ 100,814	$ 22	.09%	$ 694	$ 1,220	1.21%	175.79%
Discontinued operations	636	668	1	.60	5	30	4.72	600.00
Consolidated total	$ 101,366	$ 101,482	$ 23	.09 %	$ 699	$ 1,250	1.23%	178.83%

N/M = Not meaningful

(a) Commercial and industrial ending loan balances include $135 million of commercial credit card balances at June 30, 2021; commercial and industrial average balances include $135 million of assets from commercial credit cards for the three months ended June 30, 2021

(b) Net loan charge-off amounts are annualized in calculation

(c) Commercial lease financing includes receivables held as collateral for a secured borrowing of $19 million at June 30, 2021. Principal reductions are based on the cash payments received from these related receivables

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GAAP to Non -GAAP Reconciliation (a) For the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, intangible assets exclude $4 million, $4 million, and $5 million, respectively, of period-end purchased credit card receivables (b) Net of capital surplus (c) For the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, average intangible assets exclude $4 million, $4 million, and $6 million, respectively, of average purchased credit card receivables 22 6/30/2021 3/31/2021 6/30/2020 Tangible common equity to tangible assets at period end Key shareholders' equity (GAAP) 17,941$ 17,634$ 17,542$ Less: Intangible assets (a) 2,828 2,842 2,877 Preferred Stock (b) 1,856 1,856 1,856 Tangible common equity (non-GAAP) 13,257$ 12,936$ 12,809$ Total assets (GAAP) 181,115$ 176,203$ 171,192$ Less: Intangible assets (a) 2,828 2,842 2,877 Tangible assets (non-GAAP) 178,287$ 173,361$ 168,315$ Tangible common equity to tangible assets ratio (non-GAAP) 7.4% 7.5% 7.6% Pre-provision net revenue Net interest income (GAAP) 1,017$ 1,005$ 1,018$ Plus: Taxable-equivalent adjustment 6 7 7 Noninterest income 750 738 692 Less: Noninterest expense 1,076 1,071 1,013 Pre-provision net revenue from continuing operations (non-GAAP) 697$ 679$ 704$ Average tangible common equity Average Key shareholders' equity (GAAP) 17,271$ 17,769$ 17,688$ Less: Intangible assets (average) (c) 2,840 2,844 2,886 Preferred Stock (average) 1,900 1,900 1,900 Average tangible common equity (non-GAAP) 12,531$ 13,025$ 12,902$ Three months ended $ in millions

GAAP to Non -GAAP Reconciliation 23 $ in millions 6/30/2021 3/31/2021 6/30/2020 Return on average tangible common equity from conti nuing operations Net income (loss) from continuing operations attributable to Key common shareholders (GAAP) 698$ 591$ 159$ Average tangible common equity (non-GAAP) 12,531 13,025 12,902 Return on average tangible common equity from continuing operations (non-GAAP) 22.34% 18.25% 4.96% Return on average tangible common equity consolidat ed Net income (loss) attributable to Key common shareholders (GAAP) 703$ 595$ 161$ Average tangible common equity (non-GAAP) 12,531 13,025 12,902 Return on average tangible common equity consolidation (non-GAAP) 22.50% 18.37% 5.02% Cash efficiency ratio Noninterest expense (GAAP) 1,076$ 1,071$ 1,013$ Less: Intangible asset amortization 14 15 18 Adjusted noninterest expense (non-GAAP) 1,062$ 1,056$ 995$ Net interest income (GAAP) 1,017$ 1,005$ 1,018$ Plus: Taxable-equivalent adjustment 6 7 7 Noninterest income 750 738 692 Total taxable-equivalent revenue (non-GAAP) 1,773$ 1,750$ 1,717$ Cash eff iciency ratio (non-GAAP) 59.9% 60.3% 57.9% Three months ended